UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 3, 2018

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Joseph T. Lower as Executive Vice President, Chief Financial Officer

On January 3, 2018, Office Depot, Inc. (the “Company”) announced that it has appointed Mr. Joseph T. Lower (age 50) to serve as Executive Vice President, Chief Financial Officer effective January 8, 2018. Prior to joining the Company, Mr. Lower most recently served as Vice President and Chief Financial Officer at B/E Aerospace, Inc., where he oversaw all the financial reporting for the company. Prior to joining B/E Aerospace, Inc. in 2014, Mr. Lower was Vice President of Business Development and Strategy for The Boeing Company, where he spent 12 years. Among other finance positions, Mr. Lower spent six years with Credit Suisse in various investment banking roles including positions in mergers and acquisitions, and corporate finance. Mr. Lower holds a Master of Business Administration from the J.L. Kellogg Graduate School of Management at Northwestern University and a Bachelor of Arts in Finance from the Indiana University Kelley School of Business.

Further information about Mr. Lower and his appointment as Executive Vice President, Chief Financial Officer is included in the Company’s press release issued on January 3, 2018, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Description of Agreements with Mr. Lower

Letter Agreement between the Company and Mr. Lower

The Company entered into a Letter Agreement (the “Letter Agreement”) with Mr. Lower, which sets forth the terms of Mr. Lower’s employment with the Company as Executive Vice President, Chief Financial Officer, effective January 8, 2018 (the “Effective Date”).

This summary of the Letter Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Letter Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K. Exhibit 10.1 is incorporated herein by reference into this Item 5.02.

Base Salary. Mr. Lower will receive an annual base salary of $600,000.

Bonuses. Mr. Lower will be eligible to receive an annual target bonus equal to 80% of his annual eligible earnings, subject to the terms and conditions of the Office Depot, Inc. 2018 Corporate Incentive Plan.

Sign-On Equity. Mr. Lower will receive a new hire sign-on equity award following the Effective Date equal to a value of $2,000,000. The actual number of shares Mr. Lower will receive will be determined based on the closing stock price on the date of grant and will consist of time vested restricted stock, with vesting occurring in one-third installments on each of the first three anniversaries of the grant date as long as Mr. Lower is continuously employed by the Company through each anniversary date.

Long-Term Incentive Compensation. Mr. Lower will receive an award equal to a value of $1,500,000 under the Company’s 2018 Long Term Incentive Plan at the time 2018 grants are made. The actual number of shares Mr. Lower will receive will be determined based on the methodology approved by the Compensation Committee of the Board of Directors for the 2018 annual grant.

Clawback Provisions. Any incentive-based compensation or other amounts paid to Mr. Lower pursuant to the Letter Agreement or any other agreements or arrangements with the Company will be subject to clawback under any applicable Company clawback policy (including any such policy adopted by the Company pursuant to applicable law, government regulation or stock exchange listing requirement).

Change in Control Agreement. Mr. Lower is eligible to participate in the Company’s Executive Change in Control Plan which provides for severance benefits in the event that he is involuntarily terminated following a Change in Control, as will be defined therein, at the Tier 1 level. The Executive Change in Control Plan is previously described and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 7, 2014.

Termination of Employment. If Mr. Lower is involuntarily terminated by the Company without Cause (as defined in the Letter Agreement) or voluntarily resigns for Good Reason (as defined in the Letter Agreement), then the Company will pay to Mr. Lower the following as severance benefits:

(i)	18 months of Mr. Lower’s base salary at the rate in effect on the date of his employment termination;

(ii)	18 times the difference between the Company’s monthly COBRA charge on the date of Mr. Lower’s employment termination for the type of Company-provided group health plan coverage in effect for Mr. Lower on that date and the applicable active employee charge for such coverage;

(iii)	a bonus calculated based on actual performance under the Company’s annual bonus plan for the Company’s fiscal year in which the termination occurs, and Mr. Lower’s annual eligible earnings in the fiscal year in which the termination occurs, with payment under this subsection (iii) being made to Mr. Lower at the same time as payments made to other participants in the corporate bonus program, as described in the Letter Agreement; and

(iv)	any earned but unpaid annual bonus for the completed fiscal year preceding the fiscal year of termination, which unpaid bonus will be paid when annual bonuses are paid to other senior executives for such fiscal year.

Miscellaneous. Mr. Lower will be eligible to participate in the Company’s Executive Car Allowance Program in accordance with its terms, as the terms may be amended from time to time (currently, a bi-weekly car allowance of $600). The Company will also pay or will reimburse Mr. Lower for legal fees incurred in negotiating and entering into the Letter Agreement and related agreements and amendments, up to a maximum of $10,000.

Mr. Lower’s employment with the Company is also subject to the execution by him of the Company’s Associate Non-Competition, Confidentiality and Non-Solicitation Agreement (the “Associate Agreement”), which agreement contains customary covenants regarding confidentiality, non-disclosure, non-competition, non-solicitation, non-disparagement, and proprietary rights. The Associate Agreement is substantially similar to the Form of Associate Agreement between the Company and certain executives of the Company previously filed as Exhibit 10.51 to its Annual Report on Form 10-K on February 22, 2011.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Letter Agreement between the Company and Joseph T. Lower

Exhibit 99.1	Office Depot, Inc. Press Release dated January 3, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: January 3, 2018	By:	/s/ N. David Bleisch
	Name:	N. David Bleisch
	Title:	Executive Vice President, Chief Legal Officer & Corporate Secretary